                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    GOLD RESERVE CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      GOLD RESERVE CORPORATION
                                  1940 SEAFIRST FINANCIAL CENTER
                                     SPOKANE, WASHINGTON 99201
                                     TELEPHONE: (509) 623-1500

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                            GOLD RESERVE CORPORATION
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                ON MAY 19, 1995
                             ---------------------

TO: THE SHAREHOLDERS OF GOLD RESERVE CORPORATION

    The annual 1995 meeting of shareholders of GOLD RESERVE CORPORATION (the "Company") will be held at the Yakima Valley Room of the Spokane Convention Center, West 334 Spokane Falls Boulevard, Spokane, Washington, on Friday, May 19, 1995, at 10:00 a.m., local time, for the following purposes:

    (1) To elect five members to the board of directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected and have qualified;

    (2) To consider and approve a plan of exchange whereby each issued and outstanding share of the common stock of Gold Reserve Aruba and Glandon held by persons other than the Company, including certain directors and executive officers of the Company, would be exchanged for common stock of the Company;

    (3) To consider and approve adjustments to the exercise price of certain options granted under the Company's 1992 Stock Option Plan;

    (4) To consider and approve an amendment to the Company's 1994 Incentive Stock Option Plan increasing the number of shares of common stock available for issuance pursuant to the exercise of options granted thereunder to 2,000,000 shares or 10% of the number of shares of common stock from time-to-time outstanding, whichever is less;

    (5) To consider and approve the purchase of common stock by the combined 401K Salary Reduction Plan and Employee Stock Ownership Plan;

    (6) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditor for the year ended December 31, 1995 and any interim period; and

    (7) To conduct any other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on April 7, 1995 are entitled to vote at the annual meeting and any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy in the reply envelope provided. The prompt return of your proxy will assist us in preparing for the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 /s/ A. DOUGLAS BELANGER

                                             A. Douglas Belanger, SECRETARY

                            GOLD RESERVE CORPORATION
                                ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 19, 1995

                             ---------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of GOLD RESERVE CORPORATION, a Montana corporation (the "Company"), for the 1995 annual meeting of shareholders of the Company to be held at 10:00 a.m., local time, on Friday, May 19, 1995, and any adjournment thereof. These proxy materials were first mailed to shareholders on or about April 14, 1995.

    The annual meeting will be held in the Yakima Valley Room of the Spokane Convention Center, West 334 Spokane Falls Boulevard, Spokane, Washington. The principal executive offices of the Company are located at 1940 Seafirst Financial Center, Spokane, Washington 99201.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the annual meeting are summarized in the enclosed Notice of Annual Meeting of Shareholders. Each of the proposals is described in more detail in subsequent sections of this Proxy Statement.

                        VOTING RIGHTS AND SOLICITATIONS

    The Company's common stock is the only type of security entitled to vote at the annual meeting. If you were a shareholder of record of common stock of the Company at the close of business on April 7, 1995 (the "record date"), you may vote at the annual meeting. On all matters requiring a shareholder vote at the annual meeting, excluding the election of directors, each shareholder is entitled to one vote, in person or by proxy, for each share of common stock of the Company recorded in his or her name. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled (of which there are five), and allocate such votes for all or as many director-nominees as he or she may designate.

    On the record date, the number of shares of common stock of the Company outstanding or deemed outstanding pursuant to presently exercisable options and warrants (including 557,608 shares of common stock held by Great Basin, MegaGold and Stanco, each of which is a majority-owned subsidiary of the Company) was 21,776,792. The number of outstanding shares of common stock of the Company eligible to be voted at the annual meeting at such date was 19,014,670.

    Pursuant to the Montana Business Corporation Act and the Company's bylaws, the affirmative vote of the holders of a majority of the shares present at the annual meeting, in person or by proxy, is required to elect directors (Item 1) and to approve Items 2 and 6. As is discussed elsewhere in this Proxy Statement, certain holders of the Company's common stock will abstain from voting with respect to Items 3, 4 and 5.

    Abstentions and broker non-votes will be treated as present for purposes of obtaining a quorum with respect to all matters to be considered at the annual meeting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

    If you are unable to attend the annual meeting, you may vote by proxy. The enclosed proxy card is solicited by the board of directors of the Company and when returned, properly completed, will be voted as you direct on your proxy card. If the card is returned with no instructions on how the shares are to be voted, shares represented by such proxies will be voted FOR approval of Items 1 through 6.

    You may revoke or change your proxy at any time before it is exercised at the annual meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the annual meeting.

                             COSTS OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of the Company's directors, executive officers and regular employees, who will not receive additional compensation therefor. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Proxy Statement, is estimated to be $25,000.

                          THE COMPANY AND SUBSIDIARIES

    Unless the context requires otherwise, the term the "Company" used throughout this Proxy Statement refers to Gold Reserve Corporation and the following subsidiaries: Compania Aurifera Brisas del Cuyuni, C.A. ("Brisas"); Gold Reserve de Venezuela, C.A. ("GLDRV"); Compania Minera Unicornio, C.A. ("Unicorn"); Great Basin Energies, Inc. ("Great Basin"); MegaGold Corporation ("MegaGold"); Gold Reserve Holdings A.V.V. ("GR Holdings"); Gold Reserve de Aruba A.V.V. ("Gold Reserve Aruba"); G.L.D.R.V. Aruba A.V.V. ("GLDRV Aruba"); Glandon Company A.V.V. ("Glandon"); GoldenLake A.V.V. ("GoldenLake"); Stanco Investments A.V.V. ("Stanco"); and Mont Ventoux A.V.V. ("Mont Ventoux").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 7, 1995, the names of, and number of shares beneficially owned by, persons known to the Company to own more than five percent (5%) of the Company's common stock; the names of, and number of shares beneficially owned by each director and executive officer of the Company; and the number of shares beneficially owned by, of all directors and executive officers as a group. At such date, the number of shares of common stock of the Company outstanding or deemed outstanding pursuant to presently exercisable options and warrants (including 557,608 shares of common stock held by Great Basin, MegaGold and Stanco, each of which is a majority-owned subsidiary of the Company) was 21,776,792.

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                                (ALL DIRECT UNLESS
                NAME AND ADDRESS OF OWNER (1)                    OTHERWISE NOTED)     PERCENT OF CLASS
- -------------------------------------------------------------  --------------------  -------------------
Rockne J. Timm...............................................         721,002((2))          3.3%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
A. Douglas Belanger..........................................         554,683((3))          2.5%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
Patrick D. McChesney.........................................         137,262((4))     less than 1.00%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
Hobart Teneff................................................         858,039((5))          3.9%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
J.C. Potvin..................................................         100,000((6))     less than 1.00%
  One Toronto Street, Suite 709
  Toronto, Ontario
  Canada M5C 2V6
James H. Coleman.............................................         102,000((7))     less than 1.00%
  3700, 400 Third Avenue
  Calgary, Alberta
  Canada T2P 4H2
Robert A. McGuinness.........................................          45,833((8))     less than 1.00%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
Albert K.F. Wu...............................................          16,134((9))     less than 1.00%
  6541 Lime Street
  Vancouver, British Columbia
  Canada V6P 5V7
All directors and executive
 officers as a group (8 persons).............................       2,534,953               11.6%

Great Basin Energies, Inc. ((1)(0))..........................         374,192               1.7%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
Stanco Investments A.V.V.....................................          58,333          less than 1.00%
  West 818 Riverside Avenue, Suite 530
  Spokane, Washington 99201

                                                               AMOUNT AND NATURE OF
                                                               BENEFICIAL OWNERSHIP
                                                                (ALL DIRECT UNLESS
                NAME AND ADDRESS OF OWNER (1)                    OTHERWISE NOTED)     PERCENT OF CLASS
- -------------------------------------------------------------  --------------------  -------------------
MegaGold Corporation ((1)(1))................................         125,083          less than 1.00%
  1940 Seafirst Financial Center
  Spokane, Washington 99201
TVX Gold Inc. ((1)(2)).......................................       2,000,000               9.2%
  Canada Trust Tower, Suite 4300
  161 Bay Street
  Toronto, Ontario M5J 2S1

- ------------------------
  (1) The positions of those owners who are directors or executive officers of the Company are set out at pages 5 and 6 of this Proxy Statement.

  (2) Includes 185,000 shares issuable under presently exercisable options. See also pages 7 through 9 of this Proxy Statement.

  (3) Includes 160,000 shares issuable under presently exercisable options. See also pages 7 through 9 of this Proxy Statement.

  (4) Includes 75,000 shares issuable under presently exercisable options.

  (5) Includes 100,000 shares issuable under presently exercisable options. Mr. Teneff retired as a director of the Company effective March 31, 1995.

  (6) Includes 100,000 shares issuable under presently exercisable options.

  (7) Includes 100,000 shares issuable under presently exercisable options.

  (8) Excludes 56,667 shares issuable under options. See also pages 7 through 9 of this Proxy Statement.

  (9) Excludes 11,918 shares issuable under options.

 (10) Mr.   Timm  and  Mr.  Belanger  are  the  President  and  Vice  President,
      respectively, of Great Basin Energies, Inc., and disclaim beneficial ownership of such shares.

 (11) Mr. Timm and Mr. McChesney are the Vice President and Secretary-Treasurer, respectively of MegaGold Corporation, and disclaim beneficial ownership of such shares.

 (12) Pursuant to a Schedule 13D dated January 19, 1995, Marwood International Ltd., a wholly-owned subsidiary of TVX Gold Inc., owns 1,500,000 shares of common stock of the Company and warrants for the purchase of an additional 500,000 shares.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The names, ages, business experience (for at least the last five years) and positions of the directors and executive officers of the Company as of April 7, 1995 are set out below. The Company's board of directors presently consists of five members. All directors presently serve until the next annual meeting of the Company's shareholders or until their successors are elected and qualified. Officers are appointed by the board of directors. There are no family relationships among these officers, nor any arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

        NAME AND POSITION              AGE                                 BUSINESS EXPERIENCE
- ---------------------------------      ---      -------------------------------------------------------------------------
Rockne J. Timm                             49   Mr. Timm joined the Company in March 1984 as Treasurer and a Director,
 President, Chief Executive                     and became President and Chief Executive Officer in August 1988. He was a
 Officer and Director                           Director of Neptune Resources Inc. and its successor, Northwest Gold
                                                Corp., from 1987 to 1993, and served as a financial officer, Vice
                                                President of Finance, Treasurer and Chief Financial Officer of Pegasus
                                                Gold Inc. from 1981 to 1987. Mr. Timm is also President and a Director of
                                                Great Basin Energies, Inc., the Vice President and a Director of MegaGold
                                                Corporation, and a director and executive officer of each of the
                                                Company's foreign subsidiaries. He is a certified public accountant.
A. Douglas Belanger                        41   Mr. Belanger became Executive Vice President in August 1988 and Secretary
 Executive Vice President,                      in June 1993. He also serves as Vice President and a Director of Great
 Secretary and Director                         Basin Energies, Inc., as a director and executive officer of each of the
                                                Company's foreign subsidiaries and as a Director of Logue-McDonald
                                                Automation, Inc. Mr. Belanger served as Vice President for Corporate
                                                Affairs of Pegasus Gold Inc. from April 1982 to June 1987.
Patrick D. McChesney                       45   Mr. McChesney was Chief Financial Officer from August 1988 until June
 Director                                       1993, and was also Vice President of Finance until March 1993. Since July
                                                1987, Mr. McChesney's principal occupation has been as President of
                                                Logue-McDonald Automation, Inc. He is also Secretary/Treasurer and a
                                                Director of MegaGold Corporation. From 1983 through June 1987, Mr.
                                                McChesney was Controller of Pegasus Gold Inc. Mr. McChesney is a
                                                certified public accountant.
Hobart Teneff                              75   Mr. Teneff became a Director in August 1992, and was previously a
 Director                                       Director and President of the Company from 1975 through August 1988. From
                                                June 1976 until February 1987, Mr. Teneff was affiliated with Pegasus
                                                Gold Inc. as its President and Chief Executive Officer. Mr. Teneff
                                                retired as a director of the Company effective March 31, 1995.
J.C. Potvin                                42   Mr. Potvin became a Director in November 1993 and is also a Director,
 Director                                       Chairman and Chief Executive Officer of Tiomin Resources Inc., and a
                                                Director, President and Chief Executive Officer of Pangea Goldfields Inc.
                                                Prior to becoming a Director, Mr. Potvin was Senior Gold Mining Analyst,
                                                a Vice President and a Director of Nesbit Burns Inc. (formerly Burns Fry
                                                Ltd.) a major Canadian investment dealer. Mr. Potvin resides in Toronto,
                                                Ontario.

        NAME AND POSITION              AGE                                 BUSINESS EXPERIENCE
- ---------------------------------      ---      -------------------------------------------------------------------------
James H. Coleman                           43   Mr. Coleman became a Director in February 1994 and is a senior partner of
 Director                                       the law firm of Macleod Dixon of Calgary, Alberta, counsel to the
                                                Company. He is also a director of Ranchman's Resources Ltd., Total
                                                Resources (Canada) Limited, Minven Inc., Energold Mining Ltd., AACE
                                                Environmental Services Inc. and Anadime Corp., and from 1989 to 1993, was a director of Northwest Gold Corp. Mr. Coleman resides in Calgary,
                                                Alberta.
Robert A. McGuinness                       39   Mr. McGuinness became Vice President of Finance in March 1993 and Chief
 Vice President of Finance                      Financial Officer in June 1993. During the previous three years, Mr.
 and Chief Financial Officer                    McGuinness was Vice President of Finance for Millisat Holdings
                                                Incorporated. Prior to 1990, Mr. McGuinness served as a financial officer for several domestic and internationally-based companies specializing in electronics and biotechnology. Mr. McGuinness is a certified public accountant.
Albert K.F. Wu                             48   Mr. Wu became Vice President of Planning in February 1993. Mr. Wu has
 Vice President of Planning                     been Treasurer of Orvana Minerals Corp., a mineral exploration company listed on the Toronto Stock Exchange, since 1990, and since 1989 has been
                                                Assistant Secretary of T&H Resources Ltd., a mineral exploration company also listed on the Toronto Stock Exchange. From 1982 to 1990, Mr. Wu was
                                                Assistant Secretary of Pegasus Gold Inc. Mr. Wu is also President of
                                                Albert Wu and Associates, a private consulting company, and is a
                                                Certified Management Accountant in Canada. He resides in Vancouver,
                                                British Columbia.

    SECTION 16(A) REPORTING OBLIGATIONS. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of reports made pursuant to Section 16(a) of the Exchange Act and related regulations, the Company believes that during the year ended December 31, 1994, all filing requirements applicable to its directors, executive officers and 10% shareholders were satisfied.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table discloses compensation received by the Company's chief executive officer, executive vice president and secretary, and vice president of finance and chief financial officer for the years ended December 31, 1994, 1993 and 1992. No executive officer's salary and bonus, other than that of the chief executive officer, exceeded $100,000 for such years.

                                                                               LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION           ---------------------------------------------
                               ----------------------------------   DOLLAR VALUE OF       SECURITIES
                                                   OTHER ANNUAL     RESTRICTED STOCK      UNDERLYING       LTIP       ALL OTHER
   EXECUTIVE OFFICER     YEAR  SALARY    BONUS   COMPENSATION (1)      AWARDS (2)      OPTIONS/SARS (3)   PAYOUTS  COMPENSATION (4)
- -----------------------  ----  -------  -------  ----------------   ----------------   ----------------   -------  ----------------
Rockne J. Timm           1994  $72,000  $ --          $33,362            $--                $85,000       $ --          $--
 President and Chief     1993   72,000    --           29,502            --                  85,000         --           10,828
 Executive Officer       1992   63,000    --           29,428             81,945             85,000         --            9,184
A. Douglas Belanger      1994   60,000    --           27,028            --                  75,000         --          --
 Executive Vice          1993   60,000    --           30,040            --                  75,000         --            9,606
 President and           1992   52,500    --           40,964             53,510            175,000         --            9,287
 Secretary
Robert A. McGuinness     1994   65,000    --           15,412            --                  65,000         --          --
 Vice President of       1993   48,125    --            9,881            --                  50,000         --          --
 Finance and Chief       1992    --       --          --                 --                 --              --          --
 Financial Officer

- ----------------------------------
(1) During 1994, 1993 and 1992 the Company paid additional compensation to the named executive officers for services performed on the Company's behalf in Venezuela. Such additional compensation was determined by multiplying the period of time each such officer was in Venezuela during the year by 60% of such officer's salary for such period.

(2) Such restricted stock awards consist of: in the case of Mr. Timm, 104,370 shares of common stock granted in 1992 at a value, as of the date of grant, of $0.785 per share; and in the case of Mr. Belanger, 77,551 shares of common stock granted in 1992 at a value, as of the date of grant, of $0.690 per share. All such shares are vested as of the date of grant. None of such shares are restricted as to the payment of dividends if, as and when declared by the board of directors of the Company.

(3) Consists of the number of shares of common stock of the Company issuable to the named executive officers pursuant to options held at the end of each reported period. For information concerning the value of the unexercised portion of such options at December 31, 1994, see the table appearing at page 8 of this Proxy Statement.

(4) Consists of the dollar value of common stock of the Company purchased by the Company's combined 401(k) salary reduction plan and employee stock ownership plan, known as the Gold Reserve KSOP Plan, and allocated to the account of each named executive officer. The Company contributed $25,000, to the plan for each of the 1993 and 1992 plan years. No contributions to the plan were made by any of the named executive officers during such years. No shares of common stock were allocated to the plan accounts of the named executive officers during 1994. During 1993, 12,375 shares and 10,978 shares of common stock were allocated to the plan accounts of Mr. Timm and Mr. Belanger, respectively. During 1992, 36,735 shares and 37,146 shares of common stock were allocated to the respective plan accounts of such executive officers. Such shares were acquired by the plan at a cost of $0.875 per share in 1993 and $0.25 per share in 1992. In December of 1994, the plan acquired an additional 20,000 shares of common stock at a cost of $6.18 per share. At December 31, 1994, the Gold Reserve KSOP Plan held an additional 45,000 unallocated shares of common stock of the Company.

     OPTIONS  GRANTED  IN 1994.   The  following  table provides  information on
options granted during the year ended December 31, 1994 to the named executive officers of the Company.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF STOCK
                                                                                                  PRICE APPRECIATION FOR
                                       NUMBER OF    PERCENT OF TOTAL      OPTION                     OPTION TERM (4)
                                        OPTIONS    OPTIONS GRANTED TO    EXERCISE    EXPIRATION   ----------------------
         EXECUTIVE OFFICER            GRANTED (1)     EMPLOYEES (2)      PRICE (3)      DATE        AT 5%      AT 10%
- ------------------------------------  -----------  -------------------  -----------  -----------  ---------  -----------
Robert A. McGuinness                      15,000             4.9%        $    6.00      1/14/04   $  56,601  $   143,437
 Vice President of Finance and Chief
 Financial Officer

- ------------------------
(1) Options granted during the year ended December 31, 1994 were authorized pursuant to the Company's 1994 Stock Option Plan and are intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended. 5,000 of such options were fully vested as of their respective grant dates, and are exercisable for shares of common stock of the Company, at the exercise prices set forth in the table, for a period of ten years, measured from the respective grant dates.

(2) During the year ended December 31, 1994, the Company granted options for the purchase of 304,800 shares of common stock to eligible participants under its incentive stock option plans.

(3) The exercise price of such options was $11.25 as of the date of grant, but was reduced by the board of directors, subject to shareholder approval, to $6.00 on August 18, 1994. See Item 3 of this Proxy Statement.

(4) The potential realizable value of the options has been calculated according to prescribed regulations, and assumes the market price of the underlying common stock appreciates in value from the date such options were granted until the expiration date of the options, at the specified annual compounded rates. Insofar as such appreciation in potential realizable value is based on the market price prevailing at the time such options were granted (which is also the exercise price of the options), the foregoing table does not set forth the value of the unexercised portion of such options at December 31, 1994. Such value, measured as the difference between the closing sales price of the common stock of the Company at such date and the exercise price of the options, is set forth on the table appearing on the following page.

    OPTION EXERCISES AND OPTION VALUES. The following table provides information on options exercised during the year ended December 31, 1994 by the named executive officers of the Company and the value of such officers' unexercised options at December 31, 1994.

                                                                                              VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED      IN THE MONEY
                                           SHARES ACQUIRED    VALUE         OPTIONS AT             OPTIONS AT
EXECUTIVE OFFICER                            ON EXERCISE    REALIZED   DECEMBER 31, 1994 (1)  DECEMBER 31, 1994(2)
- -----------------------------------------  ---------------  ---------  ---------------------  --------------------
Rockne J. Timm                                   --            --               85,000            $    616,930
 President and Chief
 Executive Officer
A. Douglas Belanger                              --            --               75,000                 540,150
 Executive Vice President
 and Secretary
Robert A. McGuinness                             --            --               65,000                 243,000
 Vice President of Finance
 and Chief Financial Officer

- ------------------------
(1) All such options were presently exercisable at December 31, 1994 with the exception of 26,667 options held by Mr. McGuinness.

(2) At December 31, 1994, the closing sales price of the common stock of the Company, as reported by The Nasdaq Stock Market, was $8.38. The potential realizable value of such unexercised options at December 31, 1993 is measured by the difference between the closing sales price of the Company's common stock at such date and the exercise price of such options.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's compensation program was jointly administered during 1994 by an executive remuneration committee, described below, and by the compensation committee of the board of directors of the Company, composed of Mr. Coleman and Mr. Potvin. The primary function of the executive remuneration committee during the year was to review and evaluate the fairness of the recommendations of management and the compensation committee of the board for awards of equity-based compensation to the Company's executive officers and directors pursuant to the Company's stock option plans. The function of the compensation committee of the board in respect of such compensation matters during the year was to evaluate the Company's performance and the performance of its executive officers, and to determine and approve the cash compensation and equity-based compensation of such executive officers, taking into account the views of the executive remuneration committee. One member of the executive remuneration committee, Mark D. Bantz, is also the president and a director of MegaGold Corporation, a subsidiary of the Company.

    DIRECTORS' COMPENSATION. Directors of the Company who are not otherwise compensated by the Company receive varying amounts of compensation, depending on their arrangements with the Company. Mr. McChesney and Mr. Potvin were compensated on an hourly basis during the year ended December 31, 1994, and received aggregate compensation during the year of $1,855 and $1,692, respectively. Mr. Teneff, who retired as a director of the Company effective March 31, 1995, was compensated at the rate of $4,000 per month and received aggregate compensation of $48,000 during the year. Mr. Coleman was not separately compensated for services rendered to the Company as a director, although the law firm of Macleod Dixon, of which he is a partner, was paid $440,000 during the year for legal services rendered on behalf of the Company. In addition, Mr. Coleman was granted options during the year to purchase 50,000 shares of common stock, exercisable at the price of $6.00 per share. See Item 3 of this Proxy Statement.

    DESCRIPTION OF INCENTIVE STOCK OPTION AND EMPLOYEE STOCK OWNERSHIP PLANS. The Company currently maintains three stock option plans, the 1985 Stock Option Plan, the 1992 Stock Option Plan and the 1994 Stock Option Plan. All plans provide for the issuance of incentive stock options intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified under the Code. Key individuals of the Company and its subsidiaries, including officers and directors who are also employees, are eligible to receive grants of options under the plans. All options are exercisable at prices equivalent to the mean of the high and low sales prices of the common stock, as reported by the Nasdaq Stock Market and the TSE as of the date of grant.

    At April 7, 1994, all options had been granted under the 1985 Stock Option Plan and 19,168 remained (due to cancelations and forfeiture) under the 1992 Stock Option Plan. At such date, options for the purchase of 65,000 shares and 734,826 granted under the 1985 and 1992 plans remained unexercised.

    At April 7, 1995, options for the purchase of 315,200 shares of common stock were available for grant under the 1994 Stock Option Plan. The board of directors of the Company has approved an increase in the number of shares of common stock available for grant pursuant to the 1994 Stock Option Plan, to the lesser of 2,000,000 shares or 10% of the number of shares of common stock from time-to-time outstanding, and is seeking shareholder approval of such increase at the annual meeting. See Item 4 of this Proxy Statement.

    The Company's incentive stock option plans are jointly administered by the executive remuneration committee, management and the compensation committee of the board. During 1994, the primary function of the executive remuneration committee was to review and evaluate the fairness of the recommendations of management and the compensation committee of the board concerning proposed grants to directors and executive officers of the Company.

    The Company also maintains a combined 401(k) salary reduction plan and employee stock ownership plan, known as the Gold Reserve KSOP Plan, for the benefit of eligible employees of the Company and its subsidiaries. The plan can and has invested in common stock of the Company through Company-guaranteed loans. During 1994 and 1992, the plan purchased 20,000 shares and 53,571 shares of common stock from the Company, respectively, at then-prevailing market prices, for consideration of $123,760 and $50,000, respectively. No shares of common stock of the Company were purchased during 1993. Such shares were allocated to participants' accounts based on the contributions by the Company or the participants during the plan year and the prices at which such shares were purchased by the plan. (Information concerning the number of shares of common stock of the Company allocated to the plan accounts of the named executive officers of the Company is set forth in note 4 to the Summary Compensation Table appearing at page 7 of this Proxy Statement.) The terms of the plan permit investment in approved securities other than the Company's common stock, and allow plan participants to self-direct the investment of their account. To date, the plan's sole investment has been common stock of the Company.

    The salary reduction component of the plan, which has not been utilized to date, enables eligible employees of the Company and its subsidiaries to invest in common stock of the Company or other approved securities purchased by the plan, limited by contributions to the plan by the Company or the employee during the year. The employee stock ownership component of the plan, which has been utilized, is intended to qualify under Sections 421 and 423 of the Code, and was established to provide eligible employees an opportunity to purchase common stock of the Company.

    Contributions to the plan are limited in each year to (i) the total amount of salary reduction the employee elected to defer during the year (which is limited to 10% of such employee's compensation during the year, or such amount as is established by law), (ii) a matching contribution from the Company equal to 50% of any salary reduction the employee elected to defer during the year,
(iii) special contributions by the Company equal to a percentage of the employee's compensation during the year and (iv) discretionary contributions by the Company determined in each year by the Company. The plan is available to all eligible employees of the Company or subsidiaries who have been employed for a period in excess of one year and who have worked at least 480 hours during the year in which any allocation is to be made. Employer and employee contributions to the plan are limited to 25% of salary, and distributions from the plan are not permitted before the participating employee reaches the age of 59 1/2, except in the case of death, disability, termination of employment by the Company or financial hardship.

    Shareholder approval of the Gold Reserve KSOP Plan was obtained at the annual meeting of shareholders held on July 22, 1994, for the purposes of qualifying the plan pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and the policies of the TSE.

    COMPOSITION OF THE EXECUTIVE REMUNERATION COMMITTEE. The executive remuneration committee of the Company consists of three individuals, two of whom are not affiliated, directly or indirectly, with the Company and one of whom (Mark D. Bantz) is the president and a director of MegaGold, which is a majority-owned subsidiary of the Company. The names and addresses, ages and business experience (for at least the past five years) of the members of the committee are set forth in the following table:

         NAME AND ADDRESS              AGE (1)                       BUSINESS EXPERIENCE
- -----------------------------------  -----------  ---------------------------------------------------------
Wesley L. Delaney                            46   Mr. Delaney is a certified public accountant and has been
 East 30 Indiana                                  a principal of the firm of Brown & Delaney for at least
 Spokane, Washington 99207                        the past five years. He is also a director of Winnstar
                                                  Foods, Inc., a privately-held food processing company
                                                  with headquarters in Oredale, New Jersey. Mr. Delaney
                                                  graduated from Seattle University in 1971 with a degree
                                                  in accounting.
Gregory B. Lipsker                           44   Mr. Lipsker is a practicing securities and business
 Parkade Plaza                                    attorney with the firm of Workland, Witherspoon, Riherd &
 Spokane, Washington 99201                        Brajcich in Spokane, and has been a member of the
                                                  Washington State Bar Association since 1977. He is also a
                                                  member of the Spokane Citizens Advisory Review Panel, a
                                                  director of the West Central Community Center, and
                                                  director and president of Spokane Sports Unlimited, a
                                                  non-profit corporation. Mr. Lipsker also presently serves
                                                  as an interim director of Metaline Mining and Leasing
                                                  Corporation and Cimarron-Grandview Group, Inc., both of
                                                  which are inactive corporations.

         NAME AND ADDRESS              AGE (1)                       BUSINESS EXPERIENCE
- -----------------------------------  -----------  ---------------------------------------------------------
Mark D. Bantz                                47   Mr. Bantz is a practicing business, mining and securities
 West 316 Boone                                   lawyer in Spokane, and has been a member of the
 Spokane, Washington 99202                        Washington State Bar Association since 1977. From 1977 to
                                                  1979, he was an assistant prosecutor in the Whatcom
                                                  County (Washington) Prosecuting Attorney's Office, and
                                                  since 1989, he has been the president and a director of
                                                  MegaGold Corporation, a subsidiary of the Company.

- ------------------------
(1)  As of April 7, 1995.

    Prior to June 1993, no member of the executive remuneration received any compensation or other remuneration from the Company or any affiliate of the Company for work performed on the Company's behalf. Beginning in June 1993, the Company paid each member of the committee for each meeting attended and each interim telephonic meeting in which the member participated, at hourly rates normally charged by such members in their respective professions. The executive remuneration committee generally meets at least once each quarter.

    No member of the executive remuneration committee owned any shares of the common stock of the Company at April 7, 1995, with the exception of Mr. Bantz. Mr. Bantz is the beneficial owner of 2,800 shares of common stock of the Company held by him as custodian for the benefit of his minor children under the Washington Uniform Transfers to Minors Act. In addition, Mr. Bantz owns 138,500 shares of MegaGold, 37,500 shares of Glandon and 37,500 shares of Gold Reserve Aruba, each of which is a subsidiary of the Company, and, together with his spouse, owns an additional 5,500 shares of common stock of the Company.

    Members of the executive remuneration committee fulfill an advisory function and serve at the discretion of the board of directors for the limited purpose of advising the board on executive compensation matters. They are neither employees nor agents of the Company. Members of the executive remuneration committee do not have the authority to make decisions regarding the amount of compensation paid to executive officers or employees of the Company, whether in cash or in the form of equity-based compensation, but are authorized and empowered to conduct such investigation as is necessary to advise the board of the fairness of such matters. In discharging their duties, members of the executive remuneration committee are expected to exercise the same degree of care and judgment as is exercised by the compensation committee of the board of directors. If consistent with the indemnification provisions of the Montana Business Corporation Act and the Company's bylaws, the Company would undertake to indemnify and pay the costs of defense of the executive remuneration committee or any of its members who is successful in the defense of any claim asserting lack of care or judgment, to the same extent indemnification is afforded to directors and executive officers of the Company.

    COMBINED REPORT OF THE EXECUTIVE REMUNERATION COMMITTEE AND THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS. The Company applies a consistent compensation philosophy to all employees, including senior management. This philosophy is premised on the belief that the Company's performance is the result of coordinated efforts directed toward common objectives.

        COMPENSATION PHILOSOPHY AND GOALS. The goal of the compensation program is to attract, retain and reward employees and other key individuals who contribute to the long-term success of the Company. Contributions are largely measured subjectively, and are rewarded through cash and equity-based compensation vehicles. The Company historically has not paid competitive cash salaries to its executive officers and employees, owing to a lack of cash resources, and has instead rewarded its executive officers and employees through stock options and restricted stock awards.

    The Company believes that employees and executive officers should be fairly rewarded for sustained performance. Accordingly, the Company evaluates the extent to which strategic and business goals are met, and measures individual performance, albeit subjectively, against development objectives and the degree to which teamwork and Company objectives are promoted. The Company strives to achieve a balance between the compensation paid to a particular individual and the compensation paid to other employees and executives having similar responsibilities within the Company. The Company also strives to ensure that each employee understands the components of his or her salary, and the bases upon which it is determined and adjusted.

    ADMINISTRATION. During 1994, the Company's compensation program was jointly administered by the executive remuneration committee, described above, which was responsible for reviewing and evaluating the fairness of the recommendations of the Company's board of directors for awards of equity-based compensation pursuant to the Company's stock option plans, and by the compensation committee of the board of directors of the Company, which was responsible for determining the cash and cash equivalent salaries of the executive officers, taking into account the views of the executive remuneration committee.

    COMPENSATION VEHICLES. The Company has a simple compensation program consisting of cash-and equity-based compensation. Cash compensation consists of salary, which has generally been set at less than prevailing market rates. The Company does not have an annual cash bonus plan.

    Equity-based compensation has been the dominant component of the Company's compensation program for the past several years, owing to previously limited cash resources, and is designed to provide additional incentives to work to maximize shareholder value. The Company maintains incentive stock option programs which provide for the award of both qualified and nonqualified options, and grants stock options periodically to persons eligible to participate in the plans. The Company also allows all eligible employees to participate in stock ownership through the Gold Reserve KSOP Plan.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. No action was taken with respect to the chief executive officer's compensation in 1994. As a consequence, Mr. Timm's salary base remained unchanged during the year. His total salary reflected the significant amount of time he was required to be in Venezuela during the year, in connection with the prosecution and settlement of litigation concerning the Company's most significant asset, the Brisas alluvial gold concession.

    The Company has not developed specific quantitative or qualitative performance measures or other specific criteria for determining the compensation of its chief executive officer, primarily because it does not yet have a producing mine or other operations from which such quantitative data can be derived. As a consequence, the determination of the chief executive officer's compensation in 1994 was largely subjective, and was based on the Company's progress in addressing its more immediate concerns -- these being resolution of the Brisas lawsuit, procurement of the veta concession on the Brisas property, continued exploration of the Brisas concession and financing of the Company's exploration and development activities.

    The Company can be expected to develop quantitative, performance-oriented compensation measures for its chief executive officer and all other executive officers if its Venezuelan mining concessions are placed into production. The Company expects that such measures will take into account standard means of evaluating executive officer performance, such as revenues and earnings, the market price of the Company's common stock, and the Company's relative success in bringing its concessions into production and in acquiring additional mining properties or concessions. Executive compensation levels can be expected to increase in future years due to increased cash resources.

    The Company expects its equity-based compensation vehicles will be continued in future years, but that they will be supplanted by increased cash compensation to the Company's employees and executive officers due to increased cash resources.

COMPENSATION COMMITTEE OF THE BOARD    EXECUTIVE REMUNERATION COMMITTEE
  OF DIRECTORS
  J.C. Potvin                            Gregory B. Lipsker
  James H. Coleman                       Wesley L. Delaney
                                         Mark D. Bantz

    PERFORMANCE GRAPH. The following graph compares the five year cumulative total return on an investment of $100 among the Company, The Nasdaq Stock Market Index and the S&P Gold Index, assuming reinvestment of dividends received. Cumulative total return is measured by the difference between the median high and low bid prices of the Company's common stock, as reported by The Nasdaq Stock Market, at the end and beginning of the measurement period.

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                            1990  1991  1992  1993   1994
                                            ----  ----  ----  -----  -----
      Company.............................   18     73   509  1,855  1,232
      The Nasdaq Stock Market.............   85    136   159    181    177
      S & P Gold Index....................   88     72    67    123     99

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

    At the annual meeting, five directors are to be elected. Unless authority to vote is withheld on a proxy, proxies in the form enclosed will be voted for the director-nominees identified below. If any nominee is not available for election (a contingency which the Company does not now foresee), it is the intention of the board of directors to recommend the election of a substitute nominee, and proxies in the form enclosed will be voted for the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

                       NOMINEES TO THE BOARD OF DIRECTORS

          NAME                          POSITION HELD                 SINCE  AGE
- ------------------------  ------------------------------------------  -----  ---
Rockne J. Timm            President, Chief Executive Officer and       1984  49
                           Director
A. Douglas Belanger       Executive Vice President, Secretary and      1988  41
                           Director
Patrick D. McChesney      Director                                     1988  45
J.C. Potvin               Director                                     1993  42
James H. Coleman          Director                                     1994  43

    BACKGROUND OF NOMINEES. The business experience for the past five years of all nominees is set forth in the discussion of directors and executive officers, at pages 4 and 5 of this Proxy Statement.

    REQUISITE APPROVAL. The affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, is required to elect directors. Shareholders are entitled to cumulate their votes in voting for directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.

                  ITEM NO. 2 -- APPROVAL OF PLAN OF EXCHANGE;
                   INTEREST OF AFFILIATES IN PLAN OF EXCHANGE

    At the annual meeting, the shareholders will be asked to consider and approve a plan of exchange whereby each issued and outstanding share of Gold Reserve Aruba and Glandon held by persons other than the Company and GLDRV Aruba, including certain directors and executive officers of the Company, would be exchanged for common stock of the Company. The purpose of this transaction is to consolidate the ownership of Gold Reserve Aruba (and its wholly-owned GLDRV subsidiary) and Glandon (and its wholly-owned Unicorn subsidiary) into the Company, so that, upon completion of the exchange transaction, Gold Reserve
Aruba and Glandon will be wholly-owned subsidiaries of the Company. In consequence of the exchange, if it is approved, the Company's ownership interest in the Brisas concession will increase by 9%, from 91% (89.4% on a fully-diluted basis) to 100%. In addition, certain directors and executive officers of the Company who hold shares of Gold Reserve Aruba and Glandon will receive an aggregate of approximately 656,000 shares of common stock of the Company, in consequence of the exchange, valued at $3.9 million based on an assumed share market price of $6.00. See table at page 20 of this Proxy Statement for a range of exchange ratios based on various share market price assumptions.

    At April 7, 1995, there were 35,000,000 issued and outstanding shares of the common stock of Gold Reserve Aruba, of which 26,250,000 shares were owned, directly or indirectly, by the Company; 7,000,000 shares were owned by GLDRV Aruba (an indirect, wholly-owned subsidiary of Glandon); 1,460,000 shares were owned, beneficially or of record, by four directors of the Company; and 290,000 shares were held by nonaffiliates. At such date, there were 13,954,424 issued and outstanding shares of the common stock of Glandon, of which 10,289,088 shares were owned by the Company; 1,351,356 shares were owned, beneficially or of record, by four directors of the Company; 800,000 shares were owned by two other affiliates of the Company; and 1,513,980 shares were owned by nonaffiliates. In addition, at such date options for the purchase of 515,000 shares of Glandon held by the Company (the "Glandon Options") were held by certain individuals, including options for the purchase of 72,857 shares held by two executive officers of the Company. Such options are exercisable for a period of five years, at prices ranging from $.03 to $1.50 per share.

    The issued and outstanding shares of Gold Reserve Aruba and Glandon were issued to their present holders during 1994 and 1995, in exchange for the shares of GLDRV and Unicorn held by such persons, respectively. In addition, the Glandon Options were acquired by the present holders in exchange for options for the purchase of shares of Unicorn previously held by such persons. The interests acquired by such persons in Gold Reserve Aruba and Glandon were identical to the respective interests such persons held in GLDRV and Unicorn immediately prior to such share exchange. The GLDRV and Unicorn shares exchanged for Gold Reserve Aruba and Glandon shares by directors of the Company and certain companies affiliated with the Company were acquired in 1992 and 1993, pursuant to various transactions described below.

    BACKGROUND OF THE GLDRV AND UNICORN PURCHASES. During 1992, certain directors and former directors and executive officers of the Company were permitted to purchase shares of the common stock of GLDRV and Unicorn, each of which is a majority-owned subsidiary of the Company, in conjunction with the initial capitalization of such companies, at $0.026 per GLDRV share and $0.03 per Unicorn share. In addition, during 1992 Great Basin was permitted to acquire shares of common stock of Unicorn from the Company in exchange for the issuance to the Company of its own shares, and in 1992 and 1993, Unicorn was permitted to acquire shares of the common stock of GLDRV, from GLDRV, at $.03 per share. Great Basin and Unicorn are both majority-owned subsidiaries of the Company. The purchase or acquisition of such shares by these directors and affiliated companies (the "Affiliated Companies") were "conflicting interest transactions" within the meaning of the Montana Business Corporation Act, a matter not recognized by members of the Company's board of directors at the time such purchases or acquisitions were permitted. These transactions were subsequently ratified by a majority of the disinterested shareholders of the Company at the annual meeting of shareholders held on July 22, 1994. The options to purchase shares of Unicorn (which have been converted into the Glandon Options) were granted to employees and consultants of the Company for services.

    As noted above, in 1994 and 1995 all of the shareholders of GLDRV and Unicorn exchanged their shares in such companies for identical interests in Gold Reserve Aruba and Glandon. In addition, the outstanding options for the purchase of shares of Unicorn were exchanged for identical options for the purchase of shares of Glandon. The following table sets out the names and shareholdings in Gold Reserve Aruba and Glandon of the directors and officers of the Company and certain affiliated companies as of April 7, 1995.

                                                                 GOLD RESERVE ARUBA                   GLANDON
                                                            -----------------------------  -----------------------------
                                                               NUMBER OF      PERCENT OF      NUMBER OF      PERCENT OF
DIRECTORS AND AFFILIATED COMPANIES                           SHARES OWNED       CLASS       SHARES OWNED       CLASS
- ----------------------------------------------------------  ---------------  ------------  ---------------  ------------
Rockne J. Timm............................................       500,000(1)        1.29%        500,000(1)        3.22%
A. Douglas Belanger.......................................       480,000(2)        1.40%        400,000           2.87%
Patrick D. McChesney......................................        50,000(5)        0.10%         50,000(5)        0.36%
Hobart Teneff.............................................       480,000           1.40%        451,356(3)        3.23%
Robert A. McGuinness......................................        --              --             60,714(4)        0.36%
Albert K.F. Wu............................................        --              --              12,143  (4)        0.07 %
All directors or executive officers as a group............      1,510,000           4.31 %     1,474,213          10.56 %
Stanco....................................................       --              --              700,000           5.02 %
Great Basin...............................................       --              --              100,000           0.70 %
GLDRV Aruba...............................................      7,000,000          20.00 %      --              --
Total affiliate ownership.................................      8,510,000          24.31 %     2,274,213          16.29 %
                                                            ---------------        -----   ---------------        -----
                                                            ---------------        -----   ---------------        -----

- ------------------------
(1) Includes fifty thousand (50,000) shares of both Gold Reserve Aruba and Glandon transferred to, and owned by, Mr. Timm's daughters.

(2) Such shares are held in an irrevocable trust for the benefit of Mr. Belanger's two children, and beneficial ownership thereof is disclaimed by Mr. Belanger.

(3) Includes 21,356 shares acquired by Mr. Teneff in a private placement, at the price of $1.00 per share and 30,000 shares, valued at $1.00 per share, received in exchange for Mr. Teneff's interest in a diamond cutting and polishing partnership. Mr. Teneff retired as a director of the Company effective March 31, 1995.

(4) Represents options to acquire shares of Glandon from the Company at prices ranging from $0.67 to $1.50 per share.

(5) Such shares are held in an irrevocable trust for the benefit of Mr. McChesney's four children, and beneficial ownership thereof is disclaimed by Mr. McChesney.

    PROPOSED PLAN OF EXCHANGE. The board of directors of the Company has adopted and approved a plan of exchange whereby, subject to shareholder approval at the annual meeting, each issued and outstanding share of common stock of Gold Reserve Aruba (being the GLDRV stock formerly held by the minority shareholders) and each issued and outstanding share of common stock of Glandon (being the Unicorn stock formerly held by the minority shareholders) -- other than shares of Gold Reserve Aruba and Glandon held by the Company, and shares of Gold Reserve Aruba held by GLDRV Aruba -- would be exchanged for shares of the common stock of the Company. The share exchange, if adopted, would eliminate the minority ownership interests in Gold Reserve Aruba and Glandon, and cause Gold Reserve Aruba and Glandon (and their respective wholly-owned subsidiaries, GLDRV and Unicorn) to become, directly or indirectly, wholly-owned subsidiaries of the Company. As a consequence of the exchange, if it is approved by the shareholders, the Company's ownership interest of the Brisas concession would increase by 9%, from 91% (89.4% on a fully-diluted basis) to 100%. In the view of the board of directors, such exchange would also simplify the Company's structure and holdings, facilitate its effectuation of corporate action by Gold Reserve Aruba and Glandon (and the corporate action of GLDRV and Unicorn), and more clearly illustrate the extent of the directors' and other affiliates' ownership interests in the Company.

    TERMS AND CONDITIONS OF PLAN OF EXCHANGE. Pursuant to the plan of exchange, each issued and outstanding share of Gold Reserve Aruba and Glandon will be exchanged for such number of shares of common stock of the Company as is determined by multiplying the number of shares of Gold Reserve Aruba and Glandon held by the exchanging shareholders by exchange ratios determined by reference to the implied valuation methodology described in the following section of this Proxy Statement. Options to purchase common shares of the Company will be exchanged for the options to purchase 515,000 shares of Glandon from the Company, based on the same ratio as used to exchange those shares held by the minority shareholders of Glandon.

    FAIRNESS OPINION OF INDEPENDENT FINANCIAL ADVISOR. Lancaster Financial Corp. ("Financial Advisor") was engaged on behalf of the Company by Messrs. Potvin and Coleman (the "Independent Committee"), two disinterested directors of the Company appointed by the Board of Directors to review and consider the plan of exchange, to provide an opinion as to the fairness of the plan of exchange to the shareholders of the Company, the shareholders of Gold Reserve Aruba other than the Company and GLDRV Aruba and the shareholders of Glandon other than the Company. The Financial Advisor will receive a fee of Cdn. $75,000 for its services and will be reimbursed for its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify the Financial Advisor in certain circumstances.

    The Financial Advisor is a specialized investment bank with offices in Toronto, Calgary and New York that provides corporate and government financial advice and services, engages in trading and merchant banking and offers discretionary money management services. Prior to selecting the Financial Advisor to provide the fairness opinion, the Independent Committee inquired as to the Financial Advisor's capabilities, expertise and independence under the circumstances. The Financial Advisor is not an insider, associate or affiliate of the Company or any of its affiliates. The Financial Advisor's compensation is not dependent on success-oriented fees nor does the Financial Advisor have any understandings, commitments or agreements with the Company or any of its affiliates or associates with respect to future business dealings. The Financial Advisor has not acted as underwriter or advisor of the Company or any of the subsidiaries in the past 24 months.

    Pursuant to its engagement, the Financial Advisor has provided to the Independent Committee an opinion that the plan of exchange is fair, from a financial point of view, to the holders of common stock of the Company, to the holders of common stock of Gold Reserve Aruba other than the Company and GLDRV Aruba and to the holders of common stock of Glandon other than the Company. (A copy of the Financial Advisor's opinion is set forth in Exhibit A to this proxy statement.) In preparing this opinion, the Financial Advisor reviewed and relied upon public and other information relating to the business, operations and financial performance of the Company, with particular emphasis on the Brisas concession, and such other market, technical and industry information and such other analyses and reports the Financial Advisor considered relevant and appropriate in the circumstances. The Financial Advisor assumed that the information, data, advice, opinions and representations provided to it by the Company were complete and accurate in all respects. The Financial Advisor was given open access to information and personnel of the Company and no limitation was put on the Financial Advisor's review.

    For the purposes of its opinion, the Financial Advisor defined value as fair market value, which in turn is defined as the highest price available in an open and unrestricted market between informed, prudent parties acting at arm's length and under no compulsion to act, expressed in the terms of money or money's worth. For purposes of determining the value of the shares of common stock of Gold Reserve Aruba and Glandon (as a result of its 20% interest in Gold Reserve Aruba) to be surrendered in the exchange, the Financial Advisor considered the value which is attributed to Gold Reserve Aruba in the market capitalization of the Company, a discounted cash flow methodology and a total capitalization per ounce of reserves approach. The Financial Advisor also considered the carrying value of the Company and the fact that no prior valuations of the Brisas concession had been conducted. Of these valuation approaches, the Financial Advisor concluded that the implied valuation approach
- -- namely, the value attributed to Gold Reserve Aruba and Glandon in the market capitalization of the Company -- was the most reliable measure of value under the circumstances. With respect to the value of the common stock of the Company, the Financial Advisor concluded that the most reliable measure of value is the value of such stock as reflected on the TSE.

    The exchange ratios under the plan of exchange will be established using an implied market valuation of the Brisas concession, which is the Company's most significant asset. This implied market valuation, in turn, will be used to establish the value of the minority shares of Gold Reserve Aruba and Glandon. The implied market valuation of the Brisas concession will be based on the total stock market value of the Company, which will be calculated by multiplying (i) the total number of outstanding shares of common stock of the Company on a fully-diluted basis by (ii) the average of the weighted average trading price of the common stock on the TSE during the twenty trading days up to and including May 18, 1995. The noon Bank of Canada U.S.$/Cdn.$ exchange rate on May 18, 1995 will be used to convert the average trading price to U.S. dollars. Based on a weighted average trading price of $6.00 per share during this period, the total stock market value of the Company will be $117,500,000. The respective values of Gold Reserve Aruba and Glandon will be derived therefrom under the plan of exchange in the following manner.

    Based on the weighted average trading price of $6.00 per share, the Company's total market value of $117,500,000 is first reduced by the net value of the identifiable assets and liabilities of Gold Reserve Corporation, other than its interest in the Brisas concession (which is held through its direct and indirect holdings in Gold Reserve Aruba and Glandon), which is approximately $31,754,000. The remaining market value amount of approximately $85,766,000 is considered to represent the market's appraisal of the value of the Company's approximate 90% interest (89.4% on a fully-diluted basis) in the Brisas concession. This remaining market value amount of approximately $85,766,000 is then divided by the Company's interest in the Brisas concession to arrive at 100% of the implied value of the Brisas concession, or approximately $95,572,000.

    The resulting implied market value of the Brisas concession of approximately $95,572,000 is first reduced by approximately $1,135,000 (representing Glandon's identifiable net assets and liabilities, other than its interest in the Brisas concession), and the remaining $94,437,000 is then allocated to Gold Reserve Aruba, from which approximately $30,108,000, representing approximately $22,500,000 relating to the settlement of the Brisas litigation and approximately $7,600,000 in general intercompany obligations to Gold Reserve Corporation, is deducted. The resulting $64,329,000 is the implied value of Gold Reserve Aruba and its subsidiaries on a net assets basis after payment of debt.

    Glandon's ownership of Gold Reserve Aruba is 20%, which represents a value of approximately $12,866,000 ($64,329,000 times 20%). The implied market value of Glandon and its subsidiaries is then determined to be $10,966,000, which is the sum of its identifiable net assets (other than its interest in Gold Reserve Aruba) of approximately $1,135,000, plus the value of its 20% interest in Gold Reserve Aruba of approximately $12,866,000, less intercompany obligations to Gold Reserve Corporation of approximately $3,035,000.

    In order to determine the value of the shares of common stock of the Company to be issued to minority shareholders of Gold Reserve Aruba and Glandon under the plan of exchange, and to complete the calculation of the exchange ratios, the same twenty day weighted average trading price of the Company's common stock used to determine the value of Gold Reserve Aruba and Glandon, described above, will be used. Therefore, assuming that a weighted average trading price of $6.00 per share is used to determine the implied value of Gold Reserve Aruba and Glandon, the shares of common stock of the Company to be issued under the plan of exchange will also be valued at $6.00 per share.

    The following table sets forth information concerning the implied market valuation of the Company and the exchange ratios under the plan of exchange that would result, based on a weighted average trading price of $6.00 per share of the common stock of the Company.

GOLD RESERVE CORPORATION:

Shares of common stock outstanding (1).......................     19,586,675
Assumed twenty day weighted average trading price............          $6.00
Market capitalization of the Company.........................    117,520,050
Less the value of identifiable Gold Reserve Corporation
 assets, other than its interest in the Brisas concession and
 Glandon (2).................................................    (31,754,357)
                                                               -------------
Value ascribed to Gold Reserve Corporation's interest in the
 Brisas concession...........................................     85,765,693
Total value ascribed to Brisas concession....................  $  95,571,801
                                                               -------------
                                                               -------------

GOLD RESERVE ARUBA:

Total value of Brisas concession.............................  $  95,571,801
Inter-company debt owed to Gold Reserve Corporation (3)......    (30,108,070)
Value of identifiable net assets of Glandon..................     (1,135,000)
                                                               -------------
Value of equity of Gold Reserve Aruba........................  $  64,328,731
                                                               -------------
                                                               -------------
Minority interest in Gold Reserve Aruba......................      3,216,437
Number of shares of Gold Reserve Corporation issued in
 exchange for minority interests of Gold Reserve Aruba.......        536,073
Exchange ratio...............................................          0.306

GLANDON:

Value of Glandon's 20% interest in Gold Reserve Aruba........  $  12,865,746
Value of identifiable net assets of Glandon..................      1,135,000
Inter-company debt owed to Gold Reserve Corporation..........     (3,034,806)
                                                               -------------
Value of equity of Glandon...................................  $  10,965,940
                                                               -------------
                                                               -------------
Minority interest in Glandon.................................      3,112,189
Number of shares of Gold Reserve Corporation issued in
 exchange for minority interests of Glandon..................        516,698
Exchange ratio...............................................         0.1310

- ------------------------
(1)  Fully-diluted.

(2) Based on estimates of value of such assets utilizing book values, acquisition costs and other industry-specific judgments.

(3)  Includes $22,512,500 related to the settlement of the Brisas litigation.

    The following table sets forth, for illustrative purposes only, the implied value of the Brisas concession and the number of shares of common stock of the Company issuable in exchange for the minority interests of Gold Reserve Aruba and Glandon under the plan of exchange. The information set forth in the table is based on a variety of assumed prices of the common stock of the Company and should not be considered to be a representation of the prices at which such shares may trade. The exchange ratios to be applied pursuant to the plan of exchange, and the number of shares of common stock of the Company that will be issued to the minority shareholders of Gold Reserve Aruba and

Glandon will be based on (i) the weighted average trading price of the common stock on the TSE during the twenty trading days up to and including May 18, 1995 which may differ from the prices set forth in the table, and (ii) the last reported consolidated financial position of the Company.

                                       GOLD RESERVE ARUBA
                 --------------------------------------------------------------                       GLANDON
                                                                     RATIO OF    --------------------------------------------------
                                                                      COMPANY                                COMPANY     RATIO OF
                                                        COMPANY     SHARES FOR                               SHARES       COMPANY
    ASSUMED                         VALUATION OF        SHARES         GOLD        IMPLIED     VALUATION    EXCHANGED   SHARES FOR
   WEIGHTED      IMPLIED MARKET  MINORITY INTEREST   EXCHANGED FOR    RESERVE      MARKET     OF MINORITY      FOR        GLANDON
 AVERAGE SHARE   VALUE OF GOLD    IN GOLD RESERVE      MINORITY        ARUBA      VALUE OF    INTEREST IN   MINORITY       ARUBA
     PRICE       RESERVE ARUBA         ARUBA           INTEREST       SHARES       GLANDON      GLANDON     INTEREST      SHARES
- ---------------  --------------  ------------------  -------------  -----------  -----------  -----------  -----------  -----------
   $     6.00     $ 64,328,731      $  3,216,437         536,073        0.3063   $10,965,940   $3,112,189     518,698        0.131
   $     7.00     $ 86,509,134      $  4,325,457         617,922        0.3531   $15,402,021   $4,371,171     624,453        0.158
   $     8.00     $109,175,126      $  5,458,756         682,345        0.3899   $19,935,219   $5,657,716     707,214        0.179
   $     9.00     $132,281,110      $  6,614,056         734,895        0.4199   $24,556,416   $7,356,382     817,376        0.196
   $    10.00     $155,261,003      $  7,763,050         776,305        0.4436   $29,152,395   $8,733,202     873,320        0.209

    INTEREST OF AFFILIATES IN PLAN OF EXCHANGE. The following table outlines, as it relates to affiliates of the Company, the number of shares of Gold Reserve Aruba and Glandon owned or previously owned by each affiliate, the total number of Company shares to be received and the total value of the shares received pursuant to the exchange plan assuming the share price of the Company is $6.00. In order to calculate the number of shares and the value to be received assuming the Company share price is between $7.00 and $10.00, multiply the share position in Gold Reserve Aruba and Glandon of each affiliate by the respective exchange ratio shown in the table immediately preceding this section and then multiply by the assumed Company share price.

                                        GOLD RESERVE ARUBA                                GLANDON
                            -------------------------------------------  -----------------------------------------
                                              ASSUMED        COMPANY                       ASSUMED       COMPANY
                                             EXCHANGE        SHARES                       EXCHANGE       SHARES      TOTAL COMPANY
                                             RATIO AT     EXCHANGED FOR                   RATIO AT      EXCHANGED       SHARES
 DIRECTORS, OFFICERS AND      NUMBER OF     $6.00 SHARE   GOLD RESERVE     NUMBER OF     $6.00 SHARE   FOR GLANDON   EXCHANGED AT
   AFFILIATED COMPANIES     SHARES OWNED       PRICE      ARUBA SHARES   SHARES OWNED       PRICE        SHARES          $6.00
- --------------------------  -------------  -------------  -------------  -------------  -------------  -----------  ---------------
Rockne J. Timm............     500,000(1)       0.3063        153,150       500,000(1)        0.131        65,500        218,650
A. Douglas Belanger.......     480,000(2)       0.3063        147,024       400,000           0.131        52,400        199,424
Patrick D. McChesney......      50,000(5)       0.3063         15,315        50,000(5)        0.131         6,550         21,865
Hobart Teneff.............     480,000          0.3063        147,024       451,356(3)        0.131        59,128        206,152
Robert A. McGuinness......                                     --            60,714(4)        0.131         7,954          7,954
Albert K.F. Wu............                                     --            12,143(4)        0.131         1,591          1,591
                            -------------  -------------  -------------  -------------        -----    -----------  ---------------
All directors and
 executive officers as a
 group....................   1,510,000          0.3063        462,513     1,474,213           0.131       193,122        655,635
Stanco....................                                                  700,000           0.131        91,700         91,700
Great Basin...............                                                  100,000           0.131        13,100         13,100
GLDRV Aruba...............   7,000,000             N/A         --             --
                            -------------  -------------  -------------  -------------        -----    -----------  ---------------
Total affiliate minority
 ownership................   8,510,000             N/A        462,513     2,274,213             N/A       297,922        760,435
                            -------------  -------------  -------------  -------------        -----    -----------  ---------------
                            -------------  -------------  -------------  -------------        -----    -----------  ---------------


                              TOTAL
                             VALUE AT
                              $6.00
 DIRECTORS, OFFICERS AND      SHARE
   AFFILIATED COMPANIES       PRICE
- --------------------------  ----------
Rockne J. Timm............  $1,311,900
A. Douglas Belanger.......  $1,196,544
Patrick D. McChesney......  $  131,190
Hobart Teneff.............  $1,236,910
Robert A. McGuinness......  $   47,721
Albert K.F. Wu............  $    9,544
                            ----------
All directors and
 executive officers as a
 group....................  $3,933,809
Stanco....................  $  550,200
Great Basin...............  $   78,600
GLDRV Aruba...............
                            ----------
Total affiliate minority
 ownership................  $4,562,609
                            ----------
                            ----------

- ------------------------------
(1) Includes fifty thousand (50,000) shares of both Gold Reserve Aruba and Glandon transferred to, and owned by, Mr. Timm's daughters.

(2) Such shares are held in an irrevocable trust for the benefit of Mr. Belanger's two children, and beneficial ownership thereof is disclaimed by Mr. Belanger.

(3) Includes 21,356 shares acquired by Mr. Teneff in a private placement, at the price of $1.00 per share and 30,000 shares, valued at $1.00 per share, received in exchange for Mr. Teneff's interest in a diamond cutting and polishing partnership. Mr. Teneff retired as a director of the Company effective March 31, 1995.

(4) Represents options to acquire shares of Glandon from the Company at prices ranging from $0.67 to $1.50 per share.

(5) Such shares are held in an irrevocable trust for the benefit of Mr. McChesney's four children, and beneficial ownership thereof is disclaimed by Mr. McChesney.

    TRANSFERABILITY OF SHARES BEING ISSUED. The issuance of shares of common stock of the Company to the minority shareholders of Gold Reserve Aruba and Glandon who consent to the exchange will be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") afforded by Section 4(2) thereof and Rule 506 of Regulation D adopted thereunder, and Rule 701 adopted thereunder. Minority shareholders of Gold Reserve Aruba and Glandon will receive a copy of this Proxy Statement (or at least this Item 2) and a copy of the Company's annual report on Form 10-K for the year ended December 31, 1994, and will be given a period of 30 days, following the date such materials are first delivered, within which to consent or withhold their consent to the exchange. The Company expects to deliver such materials to the minority shareholders promptly following the annual meeting, assuming shareholder approval of the exchange has been obtained.

    The shares of common stock of the Company will be "restricted securities" within the meaning of regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") and will not be transferable by the holders thereof unless such shares are subsequently included in an effective registration statement under the Securities Act, or unless such transfers are effected pursuant to an exemption from the registration requirements of the act. Once such consents to the exchange have been obtained, however, the Company will seek to include the shares of common stock of the Company issued in the exchange, together with possible additional shares of common stock held by other shareholders of the Company, including certain affiliates, in a registration statement under the Securities Act.

    RECOMMENDATION OF THE BOARD OF DIRECTORS. The directors of the Company, including its two disinterested directors, Mr. Coleman and Mr. Potvin, recommend approval of the exchange. In making their recommendation, the directors have considered, and have relied upon, the opinion of Lancaster Financial Corp. regarding the exchange rate and the bases therefor, and have also again considered the circumstances existing at the time the GLDRV and Unicorn shares were issued to the directors and the Affiliated Companies.

    REQUISITE APPROVAL. Approval of the exchange requires the affirmative vote of a majority of the shares of common stock of the Company present at the annual meeting, in person or by proxy.

                       THE BOARD OF DIRECTORS RECOMMENDS
                  A VOTE FOR APPROVAL OF THE PLAN OF EXCHANGE.

               ITEM NO. 3 -- ADJUSTMENT OF OPTION EXERCISE PRICES

    At the annual meeting, the shareholders will be asked to consider and approve adjustments to the exercise price of certain incentive stock options granted during 1993 and 1994 to certain directors and executive officers under the Company's 1992 Stock Option Plan. The effect of the modifications was to lower the exercise price of the options to align them with the then current market price for the Company's common stock, and thereby make them a more attractive compensation device for the directors and executive officers who hold them.

    Options for the purchase of a total of 213,800 shares of common stock of the Company were modified by the Board of Directors on August 18, 1994. The following table sets forth, as of April 7, 1995, the names of the directors and executive officers of the Company holding a portion of such options, the exercise prices of the options fixed as of the date of grant, and the proposed modified exercise price. The closing sales price per share of the Company's common stock at April 7, 1995, as reported on The Nasdaq Stock Market, was $6.875.

                                                              ORIGINAL   ADJUSTED
                                  SHARES                      EXERCISE   EXERCISE
NAME OF OPTIONEE                  GRANTED     GRANT DATE       PRICE      PRICE
- --------------------------------  -------  -----------------  --------   --------
James H. Coleman................   50,000  February 25, 1994   $  9.45     $6.00
Robert A. McGuinness............   15,000   January 14, 1994   $ 11.25     $6.00
J.C. Potvin.....................   75,000  November 23, 1994   $ 15.25     $6.00
Albert K.F. Wu..................    2,000   January 14, 1994   $ 11.25     $6.00

    REQUISITE APPROVAL. Pursuant to TSE policy, approval of the repricing of incentive stock options granted to directors or executive officers of the Company requires the affirmative vote of a majority of the shares of common stock of the Company present at the annual meeting, in person or by proxy, held by disinterested holders. For purposes of the proposal disinterested holders shall mean all of the shareholders of the Company except the holders identified in the preceding table and such holders' associates (which are defined generally to mean relatives, a spouse, certain similarly related persons and partners, and companies in which the holder owns or controls more than 10% of the voting shares. As of the record date for the annual meeting, the disinterested holders of the common stock of the Company owned approximately 19,001,618 shares beneficially or of record, constituting approximately 99% of the common stock of the Company at such date. The remainder of the shares of common stock of the Company otherwise eligible to vote at the annual meeting were owned beneficially or of record by the identified holders at such date, and will abstain from voting with respect to Item 3.

                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE FOR APPROVAL OF THE REPRICING PROPOSAL.

        ITEM NO. 4 -- INCREASE IN NUMBER OF OPTIONS AVAILABLE FOR GRANT
                                    UNDER 1994 STOCK OPTION PLAN

    At the annual meeting, the shareholders will be asked to consider and approve an amendment to the Company's 1994 Stock Option Plan (the "Plan") increasing the number of shares of common stock issuable pursuant to the exercise of options granted thereunder from 900,000 shares to the lesser of 2,000,000 or 10% of the number of shares of common stock of the Company from time-to-time outstanding.

    The board of directors believes such increase is necessary in order to provide an adequate number of options for grant to current and future employees and consultants, including directors and executive officers of the Company, and additional personnel the Company anticipates it will hire during the next several years in conjunction with its continuing exploration and development efforts on the Brisas concession and its other exploration activities. As is reported elsewhere in this Proxy Statement, 315,200 shares remain available for grant pursuant to options under the Plan at April 7, 1995.

    The TSE imposes a shareholder approval requirement with respect to share compensation arrangements in certain circumstances. Although the Plan was approved by disinterested shareholders at the Company's 1994 annual meeting of the shareholders, TSE shareholder approval requirements relating to share compensation arrangements also apply to amendments to share compensation arrangements which increase the maximum number of shares issuable thereunder, such as the proposed amendment to the Plan described in this Item 4. Pursuant to TSE policy, as it applies to the Company and the proposed amendment to the Plan, shareholder approval is required to be obtained if (i) a majority of the shares to be allocated with respect to the proposed increase in shares issuable under the Plan will or may be issuable to "insiders" of the Company (defined generally to mean directors and senior officers of the Company) or (ii) proposed amendment to the Plan, together with other share compensation plans (being the 1985, or 1992 Stock Option Plans, the Plan without giving effect to the proposed amendment, and the employee stock ownership component of the Gold Reserve KSOP
Plan) could result, at any time, in a number of shares reserved for stock options exceeding 10% of outstanding capital stock of the Company or the issuance within one year period of a number of shares exceeding 10% of the outstanding capital stock. For the purposes of such rules (and the rules described below relating to disinterested shareholder approval), "outstanding capital stock of the Company" is calculated on a non-diluted basis and, with respect to the calculation of the number of shares which may be issued in a one year period, shares issued pursuant to share compensation arrangements over the preceding one-year period are excluded for the purpose of calculating outstanding stock.

    In addition, disinterested shareholder approval is required to be obtained under TSE policy if a proposed share compensation arrangement or a material amendment to a share compensation arrangement such as the proposed amendment to the Plan, together with all of the Company's other previously established or proposed share compensation arrangements, could result, at any time, in (i) the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the outstanding capital stock of the Company, (ii) the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the outstanding capital stock of the Company on a non-diluted basis, but excluding shares issued pursuant to a share compensation arrangement over the preceding one-year period, or (iii) the issuance to any one insider and such insiders "associates" (defined generally to mean relatives, a spouse, certain similarly related persons, partners, and companies in respect of which the insider owns or controls more than 10% of the voting shares), within a one-year period, of a number of shares exceeding 5% of the outstanding capital stock of the Company on a non-diluted basis.

    In the opinion of the Company and its counsel, the proposed amendment to the Plan, when viewed in conjunction with previous and prospective grants of Options under the Company's Stock Option Plans, and previous and prospective allocations under the Gold Reserve KSOP Plan, could result in the issuance to directors, executive officers and other insiders of the Company of shares of the common stock in excess of the TSE's policy limitations. As is discussed elsewhere in this Item 4 in the subsection entitled "Requisite Approval," approval of the proposed amendment to the Plan for the purpose of complying with the TSE's policies will require the affirmative vote of a majority of the shares of common stock of the Company present at the annual meeting, in person or by proxy, held by persons who are not directors, executive officers or other insiders (or associates of insiders) of the Company. In the event the proposed amendment to the Plan is otherwise approved by the holders of at least a majority of the shares of common stock of the Company present at the annual meeting, though less than a majority of its disinterested holders, it will be deemed approved, subject to the policy limitations of the TSE with respect to grants of options to directors, executive officers and other insiders with respect to the increase in shares issuable as a result of such amendment. Management of the Company does not presently anticipate that grants of Options to such persons, together with grants or awards under any of the Company's other share compensation arrangements, will exceed such limitations.

    REQUISITE APPROVAL. Approval of Item 4 for the purposes of complying with the TSE policy limitations requires the affirmative vote of a majority of the shares of common stock of the Company present at the annual meeting, in person or by proxy, held by persons who are neither directors, executive officers or other insiders (or associates of insiders) of the Company. Based on information available to the Company, as of the record date 1,764,038 shares of common stock were held beneficially or of record by persons who are ineligible to vote for such purpose. Accordingly, approval of the Plan for such purpose will require the affirmative vote of the holders of at least a majority of the remaining 17,250,632 shares of common stock outstanding at such date held by persons who are eligible to vote for such purpose.

    The foregoing notwithstanding, in the event the increase in the number of shares of common stock issuable under the Plan is otherwise approved by the holders of at least a majority of the issued shares of common stock of the Company present at the annual meeting, in person or by proxy, though less than a majority of its disinterested holders, it will be deemed approved but future options granted in respect to the increase will remain subject to the policy limitations of the TSE with respect to the number of options that may be granted to directors, executive officers and other insiders.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
         OF THE INCREASE IN OPTIONS AVAILABLE FOR GRANT UNDER THE PLAN.

         ITEM NO. 5 -- APPROVAL OF THE PURCHASE OF COMMON STOCK BY THE
             COMBINED 401K SALARY REDUCTION PLAN AND EMPLOYEE STOCK
                                 OWNERSHIP PLAN

    At the annual meeting, the shareholder will be asked to approve the purchase of up to 50,000 common shares by the Company's Combined 401K Salary Reduction Plan and Employee Stock Ownership Plan (the "Gold Reserve KSOP Plan"). Important information concerning the limited purpose and effect of the proposal is set forth below.

    The board of directors seeks shareholder approval of the purchase of additional common shares by the Gold Reserve KSOP Plan for the purpose of qualifying the plan pursuant to the policies of the TSE. Qualification of the purchase of additional common shares by the Gold Reserve KSOP Plan pursuant to the policies of the TSE will enable the Company to allocate them, pursuant to the employee stock ownership component of the plan, to directors, executive officers and other insiders (and other eligible participants) in compliance with the TSE's limitations on awards to such persons pursuant to share compensation arrangements. (See the section of the Proxy Statement entitled "Item No. 4 -- Increase in Number of Options Available for Grant Under 1994 Stock Option Plan" for more specific information concerning the TSE policy limitations.) Pursuant to TSE requirements, the Company has reserved a maximum of 50,000 shares of common stock for future purchase by the Gold Reserve KSOP Plan, and seeks shareholder approval of the purchase of all or a portion of such shares by the Gold Reserve KSOP Plan in the future.

    REQUISITE APPROVAL Approval of Item 5, for the purpose of qualifying additional stock purchases by the Gold Reserve KSOP Plan in compliance with the TSE policy limitations, will require the affirmative vote of the holders of a majority of the shares present at the annual meeting held by person who are not directors, executive officers or other insiders (or associates of insiders) of the Company. Based on information available to the Company, as of the record date 1,003,999 shares of common stock were held beneficially or of record by persons who are ineligible to vote for such purpose. Accordingly, approval of the Gold Reserve KSOP for such purpose will require the affirmative vote of the holders of at least a majority of the remaining 18,010,671 shares of common stock outstanding at such date held by persons who are eligible to vote for such purpose.

    The foregoing notwithstanding, in the event the purchase of additional shares by Gold Reserve KSOP Plan is otherwise approved by the holders of at least a majority of the issued shares of common stock of the Company present at the annual meeting, in person or by proxy, though less than a majority of its disinterested holders, it will be deemed approved but will remain subject to the policy limitations of the TSE with respect to the number of shares of common stock that may be purchased by the Plan from the Company and allocated to directors and executive officers.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
      PURCHASE OF COMMON STOCK BY THE COMBINED 401K SALARY REDUCTION PLAN
                       AND EMPLOYEE STOCK OWNERSHIP PLAN.

               ITEM NO. 6 -- RATIFICATION OF INDEPENDENT AUDITOR

    The  firm  of  Coopers  &  Lybrand  L.L.P.,  independent  certified   public
accountants, has been selected by the Board of Directors to serve as the independent auditor of the Company for the year ended December 31, 1995 and any interim period. The firm is experienced in auditing and advising public companies engaged in mining and related activities, and has served as auditor of the Company since 1992. Representatives of the firm of Coopers & Lybrand L.L.P. will be present at the annual meeting to respond to questions of the shareholders.

    Ratification by the shareholders of the Company's independent auditor is not required under the Montana Business Corporation Act. The Board of Directors believes, however, that the selection of an auditor is an important matter and that the shareholders of the Company are entitled to approve or disapprove the Board's choice of auditor through ratification. The affirmative vote of a majority of the issued and outstanding shares of common stock present at the annual meeting, in person or by proxy, is required to ratify the selection of an auditor. If the Board of Directors' selection is not ratified, the Board will determine whether the auditor should be replaced.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
         COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITOR.

                                   CONCLUSION

    It is important that proxies be returned promptly. Shareholders are requested to vote, sign, date and promptly return the proxy in the enclosed self-addressed envelope.

    The board of directors knows of no other matters which may be presented for shareholder action at the annual meeting. If other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote on such proposals according to their best judgment.

    A COPY OF FORM 10-K, THE ANNUAL REPORT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED HEREWITH. ADDITIONAL COPIES OF THE FORM 10-K CAN BE OBTAINED FREE OF CHARGE FROM THE COMPANY BY REQUESTING SUCH REPORT IN WRITING TO: MS. JULIE LANGENHEIM, GOLD RESERVE CORPORATION, 1940 SEAFIRST FINANCIAL CENTER, SPOKANE, WASHINGTON 99201.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 /s/ A. DOUGLAS BELANGER

                                             A. Douglas Belanger, SECRETARY

                                                                       EXHIBIT A

                   [letterhead of Lancaster Financial Corp.]

March 30, 1995

Independent Committee of the Board of Directors of Gold Reserve Corporation; and Shareholders of Gold Reserve Corporation; and
Shareholders of Gold Reserve de Aruba A.V.V.
Shareholders of Glandon Company A.V.V.; and
c/o Gold Reserve Corporation
1940 Seafirst Financial Centre
Spokane, Washington
U.S.A. 99201

Dear Sirs:

    We understand that the Board of Directors of Gold Reserve Corporation ("Gold Reserve" or the "Company") is proposing a plan of exchange as described in the Appendix to Exhibit A (the "Proposal") whereby each outstanding share of common stock of the Company's subsidiaries Glandon Company A.V.V. ("Glandon") and Gold Reserve de Aruba, A.V.V. ("Gold Reserve Aruba") held by persons other than the Company or its subsidiary G.L.D.R.V. Aruba A.V.V. ("GLDRV Aruba"), would be exchanged for shares of common stock of the Company. In the event the Proposal is approved by the Company's shareholders, and the minority shareholders of Gold Reserve Aruba and Glandon consent to the exchange, the Company will directly and indirectly own 100% of the common stock of Gold Reserve Aruba and Glandon.

    Shares of Gold Reserve Aruba and Glandon will be exchanged for common shares of Gold Reserve on the basis of exchange ratios which will be determined based upon:

       the weighted average trading price of the common shares of Gold Reserve on the Toronto Stock Exchange (the "TSE") during the 20 trading days to and including the day immediately preceding the day of the meeting of shareholders of the Company to be held to approve the Proposal and the noon Bank of Canada US$/C$ exchange rate on the day immediately preceding the day of such meeting;

       and the last publicly reported consolidated financial position of Gold Reserve.

    We have been asked to provide an opinion to the Independent Committee of the Board of Directors of Gold Reserve (the "Committee") and to the shareholders of Gold Reserve, Gold Reserve Aruba and Glandon, as to the fairness from a financial point of view of the Proposal to the holders of common shares of Gold Reserve, to the holders of common stock of Gold Reserve Aruba other than Gold Reserve and GLDRV Aruba (an indirect wholly-owned subsidiary of Glandon), and to the holders of common stock of Glandon other than Gold Reserve.

    Lancaster Financial Corp. ("Lancaster") is a specialized investment bank with offices in Toronto, Calgary and New York that provides corporate and government financial advice and services, engages in trading and merchant banking and offers discretionary money management services. The opinion expressed herein is the opinion of Lancaster and the form and content hereof have been approved for release by a committee of its Board of Directors, the members of which have extensive experience in merger, acquisition, divestiture, valuation, fairness opinion and capital market matters.

    Lancaster is not an insider, associate or affiliate of Gold Reserve, Gold Reserve Aruba or Glandon and is not an advisor to any person or company other than the Committee with respect to the Proposal.

    Lancaster was given open access to information and personnel of Gold Reserve and no limitation was put on Lancaster's scope of review. In preparing this opinion, Lancaster has reviewed and relied upon public and other information related to the business, operations and financial performance of the Company, with particular emphasis on the Brisas property, and such other financial, market, technical and industry information and such other analyses and reports as we considered relevant and appropriate in the circumstances.

    We have assumed that the information, data, advice, opinions and representations provided to us by or on behalf of the Company are complete and accurate in all respects. In accordance with the terms of our engagement, we have not independently verified the completeness and accuracy of the same. We have not made an independent engineering evaluation of the Brisas project or other assets of Gold Reserve.

    We assumed that all conditions precedent to the completion of the Proposal can be satisfied in due course, and that all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse condition or qualification. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

    Our conclusions as to the fairness of the Proposal were based on our review of the Proposal taken as a whole rather than on any particular element of the Proposal. This opinion is given as of the date hereof and we disclaim any undertaking or obligation to advise any person of any change in any fact or matter impacting on our opinion which may come or be brought to our attention after the date thereof. We reserve the right to change, modify or withdraw this opinion in the event that there is any change in any fact or matter impacting on our opinion after the date hereof. However, we assume no obligation to update this opinion.

    For the purposes of this opinion Lancaster has defined value as fair market value, which in turn is defined as the highest price available in an open and unrestricted market between informed, prudent parties, acting at arm's length and under no compulsion to act, expressed in terms of money or money's worth.

    For the purposes of determining the value of the common shares of Gold Reserve Aruba and Glandon, Lancaster considered the value which is attributed to Gold Reserve Aruba and Glandon in the market capitalization of Gold Reserve, a discounted cash flow methodology and a total capitalization per ounce of reserves approach. Of the valuation approaches considered, in our opinion the implied valuation approach is the only logical one in the circumstances. The value of subsidiary companies can be deduced from the stock market value of Gold Reserve by deducting external assets net of liabilities. With respect to the valuation of the common shares of Gold Reserve which are to be issued in exchange for the minority interests in Gold Reserve Aruba and Glandon, in our view the most reliable measure of value is the value of the Company's common shares as traded on the TSE.

    In reviewing and applying the results of the valuation approaches adopted, we also took into consideration the carrying value of Gold Reserve, the fact that no prior valuations have been carried out on the Brisas property and the prior marketing efforts designed to solicit proposals for the purchase of Gold Reserve or its interest in the Brisas property.

    For the purposes of this Fairness Opinion, we have determined that the Proposal will be fair from a financial point of view to the holders of common shares of Gold Reserve, to the holders of common stock of Gold Reserve Aruba other than Gold Reserve and GLDRV Aruba and to the holders of common stock of Glandon other than Gold Reserve, if the values of the Glandon and Gold Reserve Aruba shares are determined based upon:

       the market capitalization of Gold Reserve using the weighted average trading price of the common shares of Gold Reserve on the TSE during the 20 trading days to and including the day immediately preceding the day of the meeting of shareholders of the Company to be held to approve the Proposal and the noon Bank of Canada US$/C$ exchange rate on the day immediately preceding the day of such meeting; and

       the last  publicly  reported  consolidated  financial  position  of  Gold
       Reserve;

       using the approach set out in the Appendix to Exhibit A and if the Gold Reserve shares are issued at this 20 day weighted average trading price.

    Based upon and subject to the foregoing, we are of the opinion that the Proposal is fair, from a financial point of view, to the holders of common shares of Gold Reserve, to the holders of common stock of Gold Reserve Aruba other than Gold Reserve and GLDRV Aruba and to the holders of common stock of Glandon other than Gold Reserve.

Yours very truly,

/s/ Lancaster Financial Corp.
LANCASTER FINANCIAL CORP.

                                                           APPENDIX TO EXHIBIT A

PROPOSED PLAN OF EXCHANGE

    The board of directors of the Company has adopted and approved a plan of exchange whereby, subject to shareholder approval at the annual meeting, each issued and outstanding share of common stock of Gold Reserve Aruba (being the GLDRV stock formerly held by the minority shareholders) and each issued and outstanding share of common stock of Glandon (being the Unicorn stock formerly held by the minority shareholders) -- other than shares of Gold Reserve Aruba and Glandon held by the Company, and shares of Gold Reserve Aruba held by GLDRV Aruba -- would be exchanged for shares of the common stock of the Company of equivalent value. The share exchange, if adopted, would eliminate the minority ownership interests in Gold Reserve Aruba and Glandon, and cause Gold Reserve Aruba and Glandon (and their respective wholly-owned subsidiaries, GLDRV and Unicorn) to become, directly or indirectly, wholly-owned subsidiaries of the Company. As a consequence of the exchange, if it is approved by the shareholders, the Company's ownership interest of the Brisas concession would increase by 9%, from 91% (89.4% on a fully-diluted basis) to 100%. In the view of the board of directors, such exchange would also simplify the Company's structure and holdings, facilitate its effectuation of corporate action by Gold Reserve Aruba and Glandon (and the corporate action of GLDRV and Unicorn), and more clearly illustrate the extent of the director's and other affiliates' ownership interests in the Company.

TERMS AND CONDITIONS OF PLAN OF EXCHANGE

    Pursuant to the plan of exchange, each issued and outstanding share of Gold Reserve Aruba and Glandon will be exchanged for such number of shares of common stock of the Company as is determined by multiplying the number of shares of Gold Reserve Aruba and Glandon held by the exchanging shareholders by exchange ratios determined by reference to the implied valuation methodology described herein. Pursuant to the plan of exchange, options to purchase common shares of the Company will be exchanged for the options to purchase 515,000 shares of Glandon from the Company based on the same ratio as used to exchange those shares held by the minority shareholders of Glandon.

    The exchange ratios under the plan of exchange will be established using an implied market valuation of the Brisas concession, which is the Company's most significant asset. This implied market valuation, in turn, will be used to establish the value of the minority shares of Gold Reserve Aruba and Glandon. The implied market valuation of the Brisas concession will be based on the total stock market value of the Company, which will be calculated by multiplying (i) the total number of outstanding shares of common stock of the Company on a fully-diluted basis by (ii) the weighted average trading price of the common stock on the TSE during the 20 trading days up to and including May 18, 1995. The noon Bank of Canada US$/C$ exchange rate on May 18, 1995 will be used to convert the weighted average trading price to US dollars. Based on a weighted average trading price of $6.00 per share during this period, the total stock market value of the Company will be $117,500,000. The respective values of Gold Reserve Aruba and Glandon will be derived therefrom under the plan of exchange in the following manner.

    Based on the weighted average trading price of $6.00 per share, the Companys total market value of $117,520,000 is first reduced by the net value of the identifiable assets and liabilities of Gold Reserve Corporation, other than its interest in the Brisas concession (which is held through its direct and indirect holdings in Gold Reserve Aruba and Glandon), which is approximately $31,754,000. The remaining market value amount of approximately $85,766,000 is considered to represent the market's appraisal of the value of the Company's approximate 90% interest (89.4% on a fully-diluted basis) in the Brisas concession. This remaining market value amount of approximately $85,766,000 is then divided by the Company's interest in the Brisas concession to arrive at 100% of the implied value of the Brisas concession, or approximately $95,572,000.

    The resulting implied market value of the Brisas concession of approximately $95,572,000 is first reduced by approximately $1,135,000 (representing Glandon's identifiable net assets and liabilities, other than its interest in the Brisas concession), and the remaining $94,437,000 is then allocated to Gold Reserve Aruba, from which approximately $30,108,000, representing intercompany obligations to Gold Reserve Corporation, is deducted. The resulting $64,329,000 million is the implied value of Gold Reserve Aruba and its subsidiaries on a net assets basis after payment of debt.

    Glandon's ownership of Gold Reserve Aruba is 20%, which represents a value of approximately $12,866,000 ($64,329,000 times 20%). The implied market value of Glandon and its subsidiaries is then determined to be $10,966,000, which is the sum of its identifiable net assets (other than its interest in Gold Reserve Aruba) of approximately $1,135,000, plus the value of its 20% interest in Gold Reserve Aruba of approximately $12,866,000, less intercompany obligations to Gold Reserve Corporation of approximately $3,035,000.

    In order to determine the value of the shares of common stock of the Company to be issued to minority shareholders of Gold Reserve Aruba and Glandon under the plan of exchange, and to complete the calculation of the exchange ratios, the same 20 day weighted average trading price of the Company's common stock used to determine the value of Gold Reserve Aruba and Glandon, described above, will be used. Therefore, assuming that a weighted average trading price of $6.00 per share is used to determine the implied value of Gold Reserve Aruba and Glandon, the shares of common stock of the Company to be issued under the plan of exchange will also be valued at $6.00 per share.

    The following table sets forth information concerning the implied market valuation of the Company and the exchange ratios under the plan of exchange that would result, based on a weighted average trading price of $6.00 per share of the common stock of the Company.

GOLD RESERVE CORPORATION:

Shares of common stock outstanding (1).......................     19,586,675
Assumed 20 day weighted average share price..................          $6.00
Market capitalization of the company.........................    117,520,050
Less the value of identifiable Gold Reserve Corporation
 assets, other than its interest in the Brisas concession and
 Glandon (2).................................................    (31,754,357)
                                                               -------------
Value ascribed to Gold Reserve Corporation's interest in the
 Brisas concession...........................................     85,765,693
Total value ascribed to Brisas concession....................  $  95,571,801
                                                               -------------
                                                               -------------

GOLD RESERVE ARUBA:

Total value of Brisas concession.............................  $  95,571,801
Intercompany debt owed to Gold Reserve Corporation (3).......    (30,108,070)
Value of identifiable net assets of Glandon..................     (1,135,000)
                                                               -------------
Value of equity of Gold Reserve Aruba........................  $  64,328,731
                                                               -------------
                                                               -------------
Minority interest in Gold Reserve Aruba......................  $   3,216,437
Number of shares of Gold Reserve Corporation issued in
 exchange for minority interests of Gold Reserve Aruba.......        536,073
Exchange ratio...............................................          0.306

- ------------------------

(1)  Fully-diluted.

(2) Based on estimates of value of such assets utilizing book values, acquisition costs and other industry-specific judgments.

(3) Includes $22.5 million Brisas litigation settlement costs payable to Gold Reserve Corporation

GLANDON:

Value of Glandon's 20% interest in Gold Reserve Aruba........  $  12,865,746
Value of identifiable net assets of Glandon..................      1,135,000
Intercompany debt owed to Gold Reserve Corporation...........     (3,034,806)
                                                               -------------
Value of equity of Glandon...................................  $  10,965,940
                                                               -------------
                                                               -------------
Minority interest in Glandon.................................  $   3,112,189
Number of shares of Gold Reserve Corporation issued in
 exchange for minority interests of Glandon..................        516,698
Exchange ratio...............................................         0.1310

    The following table sets forth, for illustrative purposes only, the implied value of the Brisas concession and the number of shares of common stock of the Company issuable in exchange for the minority interests of Gold Reserve Aruba and Glandon under the plan of exchange. The information set forth in the table is based on a variety of assumed prices of the common stock of the Company and should not be considered to be a representation of the prices at which such shares may trade. The exchange ratios to be applied pursuant to the plan of exchange, and the number of shares of common stock of the Company that will be issued to the minority shareholders of Gold Reserve Aruba and Glandon will be based on the weighted average trading price of the common stock on the TSE during the 20 trading days up to and including May 18, 1995 and the last reported consolidated financial position of the Company, which may differ from the results set forth in the table.

                                    GOLD RESERVE ARUBA
                ----------------------------------------------------------
                                                               RATIO OF
                                VALUATION OF     COMPANY        COMPANY
                                  MINORITY       SHARES         SHARES
   ASSUMED      IMPLIED MARKET  INTEREST IN   EXCHANGED FOR       FOR
AVERAGE SHARE   VALUE OF GOLD   GOLD RESERVE    MINORITY     GOLD RESERVE
    PRICE       RESERVE ARUBA      ARUBA        INTEREST     ARUBA SHARES
- --------------  --------------  ------------  -------------  -------------
      $               $              $
          6.00     64,328,731     3,216,437        536,073          0.3063
          7.00     86,509,134     4,325,457        617,922          0.3531
          8.00    109,175,126     5,458,756        682,345          0.3899
          9.00    132,281,110     6,614,056        734,895          0.4199
         10.00    155,261,003     7,763,050        776,305          0.4436

                                          GLANDON
                ------------------------------------------------------------
                                                 COMPANY        RATIO OF
                                VALUATION OF     SHARES          COMPANY
   ASSUMED      IMPLIED MARKET    MINORITY    EXCHANGED FOR      SHARES
AVERAGE SHARE      VALUE OF       INTEREST      MINORITY           FOR
    PRICE          GLANDON       IN GLANDON     INTEREST     GLANDON SHARES
- --------------  --------------  ------------  -------------  ---------------
      $               $              $
          6.00     10,965,940      3,112,189       518,698            0.131
          7.00     15,402,021      4,371,171       624,453            0.158
          8.00     19,935,219      5,657,716       707,214            0.179
          9.00     24,556,416      7,356,382       817,376            0.196
         10.00     29,152,395      8,733,202       873,320            0.209

                                           PROXY

                              ANNUAL MEETING OF SHAREHOLDERS
                                            OF
                                 GOLD RESERVE CORPORATION
                                       MAY 19, 1995

               The  undersigned hereby constitutes and  appoints Rockne J. Timm,
           A. Douglas Belanger, Robert A. McGuinness and James H. Coleman, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of Gold Reserve Corporation (the "Company") owned of record by the undersigned on April 7, 1995 at the annual meeting of shareholders of the Company to be held on May 19, 1995 or any adjournment(s) or postponement(s) thereof.

            UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED BY THE
              UNDERSIGNED WILL BE VOTED FOR ELECTION OF THE DIRECTOR-NOMINEES
                      (ITEM 1) AND FOR APPROVAL OF ITEMS 2 THROUGH 6.

           ITEM 1.  ELECTION OF DIRECTORS

                           / / FOR        / / AGAINST        / / ABSTAIN

           With respect to the election of the following director-nominees:

Rockne J. Timm        J.C. Potvin
A. Douglas Belanger   James H. Coleman
Patrick D. McChesney

           NOTE: To withhold authority to vote for a particular director-nominee(s), strike a line through such director-nominee(s) name. If you wish to cumulate your votes for a particular nominee or nominees, check this box / / and indicate beside the name of each nominee the number of votes you wish to cast for each.

           ITEM 2. APPROVAL OF PLAN OF EXCHANGE; INTEREST OF AFFILIATES IN PLAN OF EXCHANGE

                           / / FOR        / / AGAINST        / / ABSTAIN

               Approval of a plan of exchange whereby each issued and outstanding share of the common stock of Gold Reserve Aruba and Glandon Company held by persons other than the Company, including certain directors and executive officers of the Company, would be exchanged for common stock of the Company.

           ITEM 3. ADJUSTMENT OF EXERCISE PRICES OF OUTSTANDING OPTIONS UNDER 1992 STOCK OPTION PLAN

                           / / FOR        / / AGAINST        / / ABSTAIN

               Approval of adjustments to the exercise price of certain options granted under the Company's 1992 Incentive Stock Option Plan.

           ITEM 4. INCREASE IN NUMBER OF OPTIONS AVAILABLE FOR GRANT UNDER 1994 STOCK OPTION PLAN

                           / / FOR        / / AGAINST        / / ABSTAIN

               Approval of an amendment to the Company's 1994 Incentive Stock Option Plan increasing the number of shares of common stock available for issuance pursuant to the exercise of options granted thereunder to 2,000,000 shares or 10% of the number of shares of common stock from time-to-time outstanding, whichever is less.

           ITEM 5. APPROVAL OF THE PURCHASE OF COMMON STOCK BY THE COMBINED 401(K) SALARY REDUCTION PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN.

                           / / FOR        / / AGAINST        / / ABSTAIN

               Approval of the purchase of up to 50,000 common shares by the Combined 401(K) Salary Reduction Plan and Employee Stock Ownership Plan pursuant to TSE policies.

           ITEM 6.  RATIFICATION OF AUDITORS

                           / / FOR        / / AGAINST        / / ABSTAIN

               Ratification of Coopers & Lybrand L.L.P. as the Company's independent auditor for the year ending December 31, 1995 and any interim period.


DATED: , 1995                                           Signature of Shareholder

DATED: , 1995